UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
December 19, 2008

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
Commission File No. 001-33057
CATALYST PHARMACEUTICAL PARTNERS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State Or Other Jurisdiction Of Incorporation Or Organization)	76-0837053 (IRS Employer Identification No.)
355 Alhambra Circle, Suite 1370
Coral Gables, Florida 33134
(Address Of Principal Executive Offices)
(305) 529-2522
__________________
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On December 19, 2008, the Board of Directors (“Board”) of Catalyst Pharmaceutical Partners, Inc. (the “Company”) approved an amendment to the employment agreement, dated November 8, 2006, between the Company and its Chairman and Chief Executive Officer, Patrick J. McEnany. The amendment makes clarifying changes to the employment agreement so that payments to Mr. McEnany thereunder will not be subject to tax under Section 409A of the Internal Revenue Code of 1986, as amended.
     Additionally, on December 19, 2008 the Board approved a letter agreement between the Company and its Chief Financial Officer, Jack Weinstein. Mr. Weinstein’s employment agreement with the Company expired on November 8, 2008 and Mr. Weinstein continues as the Company’s Chief Financial Officer and as an employee of the Company on an at-will basis. The letter agreement reflects certain agreements between the Company and Mr. Weinstein now that Mr. Weinstein’s employment agreement has expired.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Employment Agreement, dated December 19, 2008, between the Company and Patrick J. McEnany

10.2	Letter Agreement, effective as of November 12, 2008, between the Company and Jack Weinstein

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.
By:	/s/ Jack Weinstein
Jack Weinstein
Chief Financial Officer

Dated: December 23, 2008

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